Exhibit 99.1

News

Investor Contact: Mary Dean Hall Senior Vice President, Chief Financial Officer and Treasurer hallm@quakerchem.com T.+1.610.832.4000	Media Contact: Melissa McClain Director, Global Communications mcclainm@quakerchem.com T. +1.610.832.7809

For Release: Immediate

Quaker Houghton to Acquire Operating Divisions of
Norman Hay plc

CONSHOHOCKEN, PA (August 29, 2019) /PRNewswire/ – Quaker Houghton (NYSE: KWR) announced today that it has agreed to acquire the operating divisions of Norman Hay plc, a private UK company that provides specialty chemicals, operating equipment, and services to industrial end markets, for a purchase price of 80 million GBP (~$98 million at current rates), subject to post-closing adjustments. The divisions to be acquired are expected to have 2019 revenues of ~63.5 million GBP (~$77.8 million at current rates) and adjusted EBITDA of ~11.3 million GBP (~$13.8 million at current rates). The purchase price represents a multiple of ~7.1x of the divisions’ projected 2019 adjusted EBITDA and slightly increases Quaker Houghton’s leverage ratio (net debt to adjusted EBITDA) by 0.2x. Quaker Houghton continues to estimate its leverage ratio will be below 2.5x within two years.

The Company is required to file for German regulatory approval and expects to receive this approval and close the transaction in October 2019.

Norman Hay plc serves a number of industries including aerospace, automotive, oil and gas and power generation through four divisions:

•	Ultraseal (~52% of revenues), a leading global provider of impregnation technology, including porosity sealants, and associated chemistry and equipment for die cast components;

•	SIFCO ASC (~27% of revenues), a leading global provider of surface treatment solutions through selective electroplating, anodizing, chemical solutions and engineering solutions;

•	Surface Technology (~11% of revenues), a specialty provider of surface treatment solutions including coatings, thermal sprays, plating and other ancillary services; and

•	Norman Hay Engineering (~10% of revenues), a leading provider of design and engineering services that support surface treatment plants and equipment for the Ultraseal, SIFCO ASC and Surface Technology businesses as well as additional third party industrial engineering applications.

This transaction is consistent with Quaker Houghton’s strategy to increase shareholder value through strategic “bolt-on” acquisitions that complement its existing business.  Quaker Houghton intends to operate the acquired divisions as a stand-alone business within its Global Specialty Businesses platform while it completes the integration of Quaker Chemical and Houghton International.

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Michael F. Barry, Chairman, Chief Executive Officer and President of Quaker Houghton, said, “This acquisition represents an opportunity to add new technologies with good growth characteristics in attractive core market segments with high barriers to entry such as die casting, automotive OEM and aerospace.  We also believe it provides a strategic opportunity to take advantage of external market trends such as the light-weighting of vehicles and 3D printing where we have the opportunity to leverage our global footprint and complementary geographic strengths.  In addition, Norman Hay’s engineering expertise, which includes robotics applications, strengthens the existing equipment solutions platform inside Quaker Houghton and further positions the Company for Industry 4.0.”

Norman Hay plc was established in 1946 as a decorative electroplating business and has evolved into a global specialty chemicals sealant, surface coatings and engineering group.  The company is headquartered at its modern, state of the art production facility in Coventry, England.  The company has approximately 400 employees with production and R&D facilities across Europe and the United States.

Non-GAAP Measures

The information included in this public release references certain non-GAAP (unaudited) financial measures.  The Company presents EBITDA, which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies.  The Company also presents adjusted EBITDA, which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations.  The non-GAAP figures of Norman Hay plc’s adjusted EBITDA referenced in this release were calculated in accordance with the Company’s methodologies. The Company believes the non-GAAP financial measures provide meaningful supplemental information as they enhance a reader’s understanding of the financial performance of the Company and the acquisition, are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company’s or the acquisition’s operations.  Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  We have based these forward-looking statements on our current expectations about future events.  These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to statements relating to the contemplated acquisition described above, our current and future results and plans, and statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements.  A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by steel, automobile, aircraft, appliance, and durable goods manufacturers.  Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control.  These risks, uncertainties, and possible inaccurate assumptions relevant to the Company’s business could cause its actual results to differ materially from expected and historical results.

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Other factors, including those related to the acquisition described above, could also adversely affect us including, but not limited to:

•	the risk that a required regulatory approval will not be obtained, is significantly delayed, or is subject to conditions that are not anticipated or acceptable to us;

•	the risk that a closing condition to the acquisition may not be satisfied in a timely manner;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the related purchase agreement;

•	potential adverse effects on the Company’s business, properties or operations caused by the implementation of the acquisition;

•	the company’s ability to promptly, efficiently and effectively integrate the acquired business’ operations with those of the Company;

•	risks related to disruption of management time from ongoing business operations due to the acquisition; and

•	the outcome of any legal proceedings that may be instituted against the companies following announcement of the acquisition and transactions contemplated in the related purchase agreement.

Therefore, we caution you not to place undue reliance on our forward-looking statements.  For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Form 10-K for the year ended December 31, 2018, as amended, and in our quarterly and other reports filed from time to time with the SEC.  We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

About Quaker Houghton

Quaker Houghton (NYSE: KWR) is the global leader in industrial process fluids. With a robust presence around the world, including operations in over 25 countries, our customers include thousands of the world's most advanced and specialized steel, aluminum, automotive, aerospace, offshore, can, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge and customized services. With 4,000 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next. Quaker Houghton is headquartered in Conshohocken, Pennsylvania, located near Philadelphia in the United States. Quaker Houghton will host an Investor Day on Wednesday, December 11, 2019, in New York City at the New York Stock Exchange.  Visit quakerhoughton.com to learn more.

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